COMPROMISE SETTLEMENT AGREEMENT

THIS COMPROMISE SETTLEMENT AGREEMENT (“Agreement”) is between SMITH ENERGY 1986A PARTNERSHIP, a New York limited partnership (“Smith Energy”), HOWARD A. SMITH, an individual resident of the State of New York (“Smith”), and THE AMERICAN ENERGY GROUP, LTD., a Nevada corporation.

RECITALS

WHEREAS, there is a dispute between the parties to this Agreement concerning the interests of each in and to certain oil and gas leases located in Galveston County, Texas, known generally as the “Maco Stewart “A” and “B” leases, as these lease are more specifically defined on Exhibit “A” attached hereto and incorporated by reference herein (the “Leases”), and as to the rights of the parties to exploit their interests in the Leases, including rights to use of the surface (the “Dispute”);

WHEREAS, the parties have resolved their Dispute and desire to dispose of the entire controversy and dispute between them, including all claims and causes of action of any kind that currently exist or that may exist in the future that relate in any way to the interests of each party in the Leases or the rights and operations of each related thereto including

NOW, THEREFOR, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Stipulation of Interest and Cross - Conveyance. Smith Energy and AEG will execute a Stipulation of Interest and Cross - Conveyance, in a mutually acceptable and recordable form, to provide as follows:

(a) AEG will convey to Smith Energy all rights and claims of AEG to;

i) All interests in the Leases including and above 10,000’; and

ii) All interests in or related to the “15% Luck Energy Corporation back in” at 125% of cost recoupment.

(b) Smith Energy and Smith will convey to AEG all rights and claims of Smith Energy to:

i) All interests in the Maco Stewart A & B Leases below the depth of 10,000’; and

ii) A 3% overriding royalty interest in the Maco Stewart “A” Lease on all oil and gas production below 10,000’.

Compromise Settlement Agreement

2. Assignment of Partnership Interest. AEG will assign and release unto Smith Energy all of AEG’s rights and claims in and to any interest in Smith Energy, pursuant to an Assignment of Partnership Interest in a mutually acceptable form.

3. Review of Seismic Information. Smith Energy will permit AEG to review, on AEG’s premises, all seismic information of Smith Energy related to the Leases, and such additional information as is necessary for the review and interpretation of such seismic information and has provided the information attached as Exhibit “A” hereto and will deliver a tape of usable quality on or about the date of the execution of this Agreement (collectively, the “Seismic Information”). AEG agrees that it has been fully informed, and acknowledges and agrees that, the use of the Seismic Information is subject to restrictions pursuant to an agreement between Smith Energy and Aspect Resources. AEG agrees to return all Seismic Information to Smith Energy within thirty (30) days of delivery to AEG. Smith Energy and Smith acknowledge that this Seismic Information constitutes a material consideration for this Agreement. Smith Energy and Smith warrant and represent that a) the Seismic Information is the same information received from Aspect Resources, b) the seismic tape and data is of a quality which is sufficient for a person experienced in seismic evaluation to conduct a review and evaluation consistent with industry standards for review of seismic; provided, however, that Smith Energy makes no warranty or representation that the Seismic Information is indicative of any particular subsurface condition, and c) Smith Energy and Smith shall use their best efforts to obtain from Aspect Resources, upon AEG’s request, information which may be helpful in AEG’s review of the seismic.

4. Operations by AEG and Smith Energy. AEG may select its own operator to conduct operations for drilling new wells on the Leases below the depth of 10,000 feet. AEG may manage the operations of new wells on the Leases producing from a depth of below 10,000 feet. AEG’s operations on new wells on the Leases producing from a depth of below 10,000 feet shall be conducted in reasonable cooperation with Smith Energy as represented by Mike Gault, Smith Energy’s field supervisor, and in observance of all of Smith Energy’s proprietary rights to existing and future Smith Energy operations facilities on the Leases. Smith Energy shall likewise conduct its operations in reasonable cooperation with AEG’s operations personnel. AEG may utilize, in its discretion and subject to the limitations contained below, existing roads, salt water disposal systems, hot tap for gas sales and other facilities (collectively, the “Smith Energy Facilities”) upon the payment of reasonable compensation to Smith Energy for such use to be determined by mutual agreement between the parties. It is specifically understood and agreed that AEG’s use of Smith Energy Facilities is subject to the prior and superior right of Smith Energy to use the Smith Energy Facilities, and that AEG is granted and shall have no right to make any use of the Smith Energy Facilities which would interfere with the operations of Smith Energy on the Leases. With respect to all operations conducted by AEG on the Leases and, in the event AEG determines to use any Smith Energy Facilities, AEG agrees to be fully responsible for and assume, and shall RELEASE, DEFEND, INDEMNIFY and HOLD HARMLESS Smith Energy, its related and affiliated companies and all of their co - owners, partners their respective officers, directors, managers, employees, agents, assigns, contractors and subcontractors (hereafter, the “Indemnified Parties”) from and against any and all claims, damages, demands, liability, costs and causes of action of every kind and character, without limit and without regard to the cause or causes thereof or the negligence of any party or parties, arising directly or indirectly in connection with the operations of AEG on the Lease or the use of the Smith Energy Facilities, specifically including but not limited to bodily injury, death, or damage to property (including cattle) of AEG or AEG employees, subcontractors of any tier, or their employees, or AEG’s invitees. AEG’s release and indemnity shall be without regard to and without any right to contribution from any insurance maintained by Smith Energy The release and indemnity provisions hereof shall apply whether or not the liabilities in question arose solely or in part from the ACTIVE, PASSIVE, SOLE OR CONCURRENT NEGLIGENCE OF ANY INDEMNIFIED PARTY. AEG acknowledges that this indemnity and release is conspicuous. The indemnities and assumptions of liabilities and obligations herein provided for shall continue in full force and effect notwithstanding the expiration or other termination of this Agreement. AEG is not obligated to use any of Smith Energy’s facilities.

Compromise Settlement Agreement

5. Release by Smith and Smith Energy. Smith Energy and Smith, for themselves and their heirs, estates, legal representatives and assigns, hereby RELEASE, ACQUIT and FOREVER DISCHARGE AEG, and its officers, managers, partners, directors, shareholders, employees, representatives, agents, affiliates, parents and subsidiaries (the “AEG Release Group”), from any and all existing and future claims, demands, causes of action, obligations and liabilities of every kind, whether in contract or in tort, or arising under or by virtue of any statute or regulation, that are now recognized by law or that may be created or recognized in the future by any manner, whether known or unknown, including but not limited to all causes of action asserted or that could have been asserted for all losses, damages, or remedies of any kind that are now recognized by law or that may be created or recognized in the future by any manner, including without limitation by statute, regulation, or judicial decision, and including but not limited to all actual damages, exemplary and punitive damages, penalties of any kind, and claims for prejudgment and post judgment interest arising out of or in any manner related to any claims, demands, causes of action, liabilities, and obligations whatsoever arising under, out of and/or in connection with the Leases, ownership thereof, operations thereon and/or the production of oil and gas therefrom through the Effective Date of Release.

6. Representation of Smith and Smith Energy. Smith Energy and Smith expressly warrant and represent to the AEG Release Group that (1) they are each fully authorized and empowered to execute and deliver this Agreement, (2) before executing this Agreement they have fully informed themselves of its terms, contents, conditions and effects, (3) they have relied solely and completely upon their own judgment and the advice of their counsel in making this settlement, and (4) they fully understand that this is a full, complete and final release.

7. Release by AEG. AEG for itself, its heirs, estate, legal representatives, successors and assigns, hereby RELEASES, ACQUITS, and FOREVER DISCHARGES Smith Energy, Smith, HMP Oil Limited Company, and Howard Pack, and their respective officers, managers, partners, directors, shareholders, employees, representatives, agents, affiliates, parents and subsidiaries (“Smith Release Group”) from any and all existing and future claims, demands, causes of action, obligations and liabilities of every kind, whether in contract or in tort, or arising under or by virtue of any statute or regulation, that are now recognized by law or that may be created or recognized in the future by any manner, whether known or unknown, including but not limited to all causes of action asserted or that could have been asserted for all losses, damages, or remedies of any kind that are now recognized by law or that may be created or recognized in the future by any manner, including without limitation by statute, regulation, or judicial decision, and including but not limited to all actual damages, exemplary and punitive damages, penalties of any kind, and claims for prejudgment and post judgment interest arising out of or in any manner related to any claims, demands, causes of action, liabilities, and obligations whatsoever arising under, out of and/or in connection with the Leases, ownership thereof, operations thereon and/or the production of oil and gas therefrom through the Effective Date of Release.

Compromise Settlement Agreement

8. Representation of AEG. AEG expressly warrants and represents to the Smith Release Group that (1) it is fully authorized and empowered to execute and deliver this Mutual Release, (2) before executing this Mutual Release it has fully informed itself of its terms, contents, conditions and effects, (3) it has relied solely and completely upon its own judgment and the advice of its counsel in making this settlement, and (4) it fully understands that this is a full, complete and final release.

9. Third Party Beneficiaries. It is expressly understood and agreed that the HMP Oil Limited Company and Howard Pack are third party beneficiaries of this Agreement.

10. No Admission. It is expressly understood this Agreement is for settlement purposes only and to compromise and fully settle doubtful and disputed claims. By entering into this Agreement no party makes any admission of any liability of any kind, all of which liability is expressly and specifically denied.

11. Further Actions. Each party hereto agrees to execute and deliver such documents and take such further actions as may be necessary to effect the purposes and objectives of this Agreement.

12. Governing Law; Venue. This Agreement is made according to the laws of the State of Texas. The parties expressly agree that this Agreement is governed by, and will be construed and enforced in accordance with Texas law. In the event of any dispute arising hereunder, the parties agree that courts of the State of Texas sitting in Galveston County, Texas, shall have exclusive venue over any action brought hereunder.

13. Binding Agreement. This Agreement is binding on and inures to the benefit of the parties and their respective heirs, representatives, successors, and assigns.

14. Entire Agreement. This Agreement contains the entire Agreement between the parties. It supersedes any and all prior Agreements, arrangements, or understandings between the parties on all subjects in any way related to the transaction or occurrence described in this Agreement. No oral understandings, statements, promises, or inducements contrary to or consistent with the terms of this Agreement exist. This Agreement is not subject to any modification, waiver, or addition that is made orally. This Agreement is subject to modification, waiver, or addition only by means of a writing signed by all parties.

15. Counterparts; Facsimile Signatures. This Agreement may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes. This Agreement may be executed by facsimile signature, which shall be deemed an original for all purposes.

Compromise Settlement Agreement

THE BALANCE OF THIS PAGE IS INTENTIONALLY BLANK.

SIGNATURES APPEAR ON THE FOLLOWING PAGE.

Compromise Settlement Agreement

IN WITNESS WHEREOF, the parties and their legal counsel have executed this Agreement.

SMITH ENERGY 1986A PARTNERSHIP
acting by and through its general partner,

By:
Howard A. Smith, General Partner
Smith Energy 1986A Partnership

HOWARD A. SMITH

THE AMERICAN ENERGY GROUP, LTD.

By:
Pierce Onthank, President and CEO

Compromise Settlement Agreement

EXHIBIT “A”

Maco Stewart A Lease:
Oil and Gas Lease dated April 30, 1935, between MACO STEWART, as Lessor and COAST PETROLEUM CORPORATION, as Lessee, covering 393 acres, more or less, recorded in Volume 516, Page 313, Oil and Gas Records, Galveston County, Texas.

Maco Stewart B Lease:
Oil, Gas and Mining Lease dated May 4, 1949, between MACO STEWART and LOUISE BISBEY STEWART, as Lessors, and JOHN W. MECOM, as Lessee, covering 1,400 acres, more or less, recorded in Volume 779, Page 573, Oil and Gas Records, Galveston County, Texas, insofar and only insofar as said lease is described as containing 280 acres in that certain Partial Release, dated January 28, 1985, between ATLANTIC RICHFIELD COMPANY, as Lessee, and VIRGINIA B. BALL, MACO STEWART III, WELLS STEWART and ROBERT GEORGE GISBEY, Trustee, as Lessors, recorded in Film Code ###-##-####, Deed Records, Galveston County, Texas, and also in that unrecorded Partial Release of January 28, 1985, between ATLANTIC RICHFIELD COMPANY, as Lessee, and VIRGINIA B. BALL, MACO STEWART II, WELLS STEWART and ROBERT GEORGE BISBEY, Trustee, as Lessors.

Compromise Settlement Agreement